UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

AMERICAN PARAMOUNT GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-138148	20-5243308
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

141 Adelaide St. West, Suite 240, Toronto, Ontario, Canada	M5H 3L5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 214-0049

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On November 16, 2011, our company’s board of directors approved a forty (40) for one (1) reverse stock split of our authorized and issued and outstanding common shares, such that out company’s authorized capital will be decreased from 150,000,000 shares of common stock to 3,750,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock will be decreased from 64,500,000 shares of common stock to 1,612,500 shares of common stock, all with a par value of $0.001. No fractional shares will be issued and all fractional shares resulting from the reverse split will be rounded up.

On November 28, 2011, the Nevada Secretary of State accepted for filing a Certificate of Change, wherein we have effected an amendment to our Articles of Incorporation to decrease the authorized number of shares of our common stock from 150,000,000 to 3,750,000 shares of common stock, par value of $0.001. On November 29, 2011 the Nevada Secretary of State accepted for filing a Certificate of Correction, wherein we have effected an amendment to our Articles of Incorporation to correct the Certificate of Change filed on November 28, 2011 to state that no fractional shares shall be issued and that fractional shares shall be rounded up rather than rounded down, as previously stated.

On January 24, 2012, we received confirmation that the reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on January 26, 2012 under the symbol “APGAD”. The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol “APGA”. Our new CUSIP number is 02882T 204.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on November 28, 2011.

3.2	Certificate of Correction filed with the Nevada Secretary of State on November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.

/s/ Hugh Aird
Hugh Aird
President, CEO and Director

January 24, 2012